CREDIT AGREEMENT

THIS AGREEMENT is dated for reference as of the 24th day of March, 2015

AMONG:

SPROTT RESOURCE LENDING PARTNERSHIP, a general partnership formed under the laws of Ontario,

(the “Lender”)

AND:

FOCUS VENTURES LTD., a company incorporated under the laws of the Province of British Columbia,

(the “Borrower”)

AND:

FOCUS (CAYMAN) INC., a company incorporated under the laws of the Cayman Islands,

(“Focus Cayman”)

AND:

AGRIFOS INTERNATIONAL (CAYMAN) INC., a company incorporated under the laws of the Cayman Islands,

(“Agrifos Cayman” and together with Focus Cayman, the “Guarantors”)

WHEREAS:

A.

The Lender has agreed to lend to the Borrower and the Borrower has agreed to borrow from the Lender the principal amount of US$5,000,000.00, on the terms and subject to the conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1.

INTERPRETATION

1.1

Definitions.  Where used in this Agreement, each of the following words and phrases shall have the meanings set out below:

(a)

“Acquisition” shall have the meaning ascribed thereto in Section 2.2.

(b)

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, any law, rule, statute, regulation, treaty, order, judgement or decree, and any official request, directive, rule, guideline, order, policy, practice or other requirement of any Governmental Body, in each case, having the force of law, relating or applicable at such time to such Person, property, transaction, event or other matter, and shall also include any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation.

(c)

“Agreement” means this credit agreement and all schedules and other attachments attached hereto, and all references to “hereto”, “herein”, “hereof”, “hereby” and “hereunder”, and to similar expressions, refer to this Agreement and not to any particular section or portion of it.  References to “paragraph”, “subparagraph” or “Schedule” refer to the applicable paragraph, subparagraph or schedule of this Agreement, as the case may be.

(d)

“Agrifos Peru” means Agrifos Peru S.A.C., a company formed pursuant to the laws of Peru.

(e)

“Business Day” means a day which is not a Saturday, Sunday or a statutory holiday in Ontario.

(f)

“Bayovar 12 Mine” means, collectively, all mines (open pit, or otherwise, producing phosphate or any other mineral) on the Bayovar 12 Properties.

(g)

“Bayovar 12 Properties” means in the following properties in the Sechura district of northern Peru:

Concession Name	Code	Area (has)	Location	Public Registry Entry
Bayovar No. 12	12000448Y01	12,575.00	District of Paita, Province of Paita, Department of Piura	Trujillo - 20002482

(h)

“Capital Stock” means (i) common shares, preferred shares or other equivalent equity interests (howsoever designated) of capital stock of a body corporate, (ii) equity preferred or common interests in a limited liability company, (iii) member or shareholder interests in an unlimited company or unlimited liability company, (iv) any other interest that confers the right to receive a share of the profits and/or losses of, or the distribution of assets of, any Person, and (vi) any other interest equivalent to any of the interests referred to in any of clauses (i), (ii, (iii) and (iv) of this definition.

(i)

“Cash Equivalents” means (a)  securities issued or directly and fully guaranteed or insured by the Canadian or United States government or any agency or instrumentality thereof with maturities of 12 months or less from the date of acquisition, (b) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank incorporated in Canada or the United States having capital and surplus in excess of $1,000,000,000, (c) repurchase obligations for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) readily marketable direct obligations issued by any province of Canada or state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s, or S&P with maturities of 24 months or less from the date of acquisition.

(j)

“Change of Control” means an event or series of events by which any one of the following occur:

(i)

the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially any Credit Party’s or any Peruvian Party’s property or assets to another Person;

(ii)

the acquisition by any Person or group of Persons, beneficially or otherwise (whether by purchase, exchange, merger, consolidation or otherwise), directly or indirectly, in one transaction or in a series of transactions or related transactions of Voting Capital Stock comprising (or the right to exercise the voting rights with respect to Voting Capital Stock comprising) more than 50% of the Voting Capital Stock of the Credit Parties; or

(iii)

at any time, a majority of the members of the board of directors or other equivalent governing body of the Credit Parties cease to be composed of individuals who were members of that board or equivalent governing body on the Closing Date.

(k)

“Closing Date” means the date on which the Lender confirms to the Borrower that the conditions set forth in Section 7.1 have been met to its satisfaction, which must occur on or before March 24, 2015, or such other date as agreed to between the Lender and the Borrower.

(l)

“Credit Party” means the Borrower and each Guarantor.

(m)

“Current Assets” means the assets treated as current assets in accordance with IFRS.

(n)

“Current Liabilities” means all liabilities treated as current liabilities in accordance with IFRS, including without limitation (1) all obligations payable on demand or within one year after the date on which the determination is made, and (2) final maturities and sinking fund payments required to be made within one year after the date on which the determination is made.

(o)

“Drawdown Fee” has the meaning set forth in Section 4.1 below.

(p)

“Drawdown Shares” has the meaning set forth in Section 4.1 below.

(q)

“Effective Annual Rate” has the meaning ascribed thereto in Section 5.5.

(r)

“Environmental Laws” means all laws relating in any way to the environment, preservation or reclamation of natural resources, the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, release, threatened release or disposal of any Hazardous Material, or to health and safety matters.

(s)

“Event of Default” has the meaning set forth in Section 10.1 below.

(t)

“Governmental Body” means, when used with respect to any Person or its business affairs, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada, the Cayman Islands, Peru or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.

(u)

“Guarantees” has the meaning set forth in Section 6.1(b) below.

(v)

“GSAs” has the meaning set forth in Section 6.1(a) below.

(w)

“Hazardous Materials” means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro organism, odour, radiation, energy, vector, plasma, constituent or material which (a) is or becomes listed or regulated under any Environmental Laws, or (b) is, or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Laws.

(x)

“Inca Payment” has the meaning ascribed thereto in Section 2.2 below.

(y)

“IFRS” means, as at any date of determination, International Financial Reporting Standards as issued or adopted by the International Accounting Standards Board applied on a consistent basis or, as approved by the Lender for a particular Credit Party, local generally accepted accounting principles in the jurisdiction of formation or establishment of such Credit Party applied on a consistent basis.

(z)

“JPQ” means JUAN PAULO QUAY S.A.C., a company incorporated under the laws of Peru.

(aa)

“Loan” means the loan in the principal amount of US$5,000,000 granted by the Lender to the Borrower pursuant to this Agreement.

(bb)

“Loan Documents” means, collectively, this Agreement, the Security and each other agreement, document, certificate or instrument delivered to or for the benefit of the Lender pursuant to or otherwise in connection with this Agreement or the Security.

(cc)

“Loan Obligations” means all obligations of the Borrower owing to the Lender incurred under or pursuant to this Agreement and the documentation ancillary hereto (including, without limitation, repayment of the Loan, the payment of the Drawdown Fee) and other and any item or part of any thereof.

(dd)

“Material Adverse Effect” means a (A) material adverse effect on: (i) the business, assets, operations, prospects or financial or other condition of any Credit Party, or any of the Peruvian Parties or the industry within which any Credit Party or any of the Peruvian Parties operates; (ii) the Borrower’s or any other Credit Party’s ability to pay or perform the Loan Obligations or the Guarantors’ ability to perform under the Guarantees or any Credit Party’s ability to perform under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof; or (B) an effect which, prejudices, restricts or renders unenforceable or ineffective, in a material way, any of the rights intended or purported to be granted under or pursuant to this Agreement or the Security to or for the benefit of the Lender.

(ee)

“Maturity Date” has its meaning set forth in Section 5.1 below.

(ff)

“Mine and Mineral Rights” means the mine and mineral rights set out on Schedule “A” hereto.

(gg)

“Operating Permits” means all permits, licences, authorizations and similar authorizations required to exploit, mine and/or produce any or all of the minerals in respect of  the Bayovar 12 Mine and to operate the Bayovar 12 Mine.

(hh)

“Outstanding Balance” has its meaning set forth in Section 5.1 below.

(ii)

“Participant” means RESOURCE INCOME PARTNERS LIMITED PARTNERSHIP.

(jj)

“Permitted Indebtedness” means:

(i)

indebtedness under this Agreement;

(ii)

indebtedness that is Purchase Money Obligations or Capital Lease Obligations acquired by a Credit Party or Peruvian Party after the date hereof, provided liens for any such obligations are limited to the particular financed or leased equipment and proceeds thereof;

(iii)

subordinated debt pursuant to the terms of Section 9.2(b) of this Agreement;

(iv)

indebtedness comprised of amounts owed to trade creditors and accruals in the ordinary course of business, in each case (A) outstanding less than 90 days, or (B) which are being disputed in good faith and, if material, in respect of which reasonable reserves have been established; and

(v)

indebtedness in respect of judgements that do not result in an Event of Default;

provided that the total aggregate amount of the indebtedness listed in (i) through (v) above does not exceed $250,000 at any time without the prior written consent of the Lender.

(kk)

“Permitted Liens” means, as of any particular time in respect of any particular asset owned by the Borrower or any Guarantor, any of the following:

(i)

liens in favour of the Lender for the obligations of any Credit Party under or pursuant to the Loan Documents;

(ii)

liens for taxes, assessments or governmental charges or levies not at the time due and delinquent or the validity of which is being contested in good faith at the time by the Credit Parties and in respect of which the Credit Parties has set aside on its books reserves reasonably considered by it to be adequate therefore, and provided that the Lender is satisfied with the adequacy of such reserves;

(iii)

any liens which secure any Purchase Money Obligations or Capital Lease Obligations in respect of indebtedness permitted under clause (b) of Permitted Indebtedness;

(iv)

any liens which secure subordinated debt permitted under Section 9.2(b) of this Agreement;

(v)

the lien of any judgment rendered or claim filed against the Borrower or any Guarantor which it is contesting in good faith at the time and in respect of which it has set aside on its books reserves reasonably considered by it to be adequate therefore, and provided that the Lender is satisfied with the adequacy of such reserves;

(vi)

undetermined or inchoate liens and charges incidental to current construction or repairs or current operations which have not at the time been filed pursuant to law against the Credit Parties or which relate to obligations not due or delinquent;

(vii)

maritime, warehousemen’s, woodsmen’s, carriers’, materialmen’s, repairmen’s, mechanics’ and other similar liens which relate to obligations not due or delinquent;

(viii)

the encumbrance resulting from the deposit of cash or obligations as security when the Credit Parties is required to do so by a Governmental Body or by normal business practice in connection with contracts, licences or tenders or similar matters in the ordinary course of business and for the purpose of carrying on the same or to secure workers’ compensation, employment insurance, surety or appeal bonds or to secure costs of litigation when required by law;

(ix)

public and statutory obligations which are not due or delinquent, and security given to a public utility or any Governmental Body when required by such utility or other authority in connection with the operations of the Borrower or Guarantors; and

(x)

those liens listed on Schedule “B” hereto.

(ll)

“Person” means an individual, corporation, estate, partnership, trust, joint venture, other legal entity, unincorporated association or Governmental Body.

(mm)

“Peruvian Parties” means JPQ, and Agrifos Peru;.

(nn)

“Project” means the business with respect to the exploration, development, permitting, construction and production of the Bayovar 12 Mine.

(oo)

“Purchase Agreement” means each of, and collectively (i) the Stock Purchase Agreement, between INCA TERMINALS & MINING INC., TRABAJOS MARITIMOS S.A., JPQ, and Agrifos Peru dated March 5, 2015, whereby INCA TERMINALS & MINING INC. sells and assigns 70% of the shares it owns in JPQ to Agrifos Peru, as the same may be amended, restated, revised or replaced from time to time and pursuant to which  and (ii) the Stock Purchase Agreement, between TRABAJOS MARITIMOS S.A., INCA TERMINALS & MINING INC., JPQ, and Agrifos Peru dated March 5, 2015, whereby TRABAJOS MARITIMOS S.A., sells and assigns 70% of the shares it owns in JPQ to Agrifos Peru as the same may be amended, restated, revised or replaced from time to time.

(pp)

“Security” has its meaning set forth in Section 6.1 below.

(qq)

“TB Payment” has the meaning ascribed thereto in Section 2.2 below;

(rr)

“Term Sheet” means the Term Sheet for the Loan dated February 13, 2015, between the Borrower and the Lender.

(ss)

“TSX” means the TSX Venture Exchange.

(tt)

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

(uu)

“Voting Capital Stock” means Capital Stock of a Person which carries voting rights.

(vv)

“Working Capital” means, at the time of determination the result of the following calculation:  Current Assets minus Current Liabilities.

1.2

Currency.  All references to dollars or currency in this Agreement are to US dollars unless otherwise stated.

1.3

Extended Meanings.  In the Loan Documents, except to the extent the context otherwise requires: (a) any reference to an Article, a Section, a Schedule or an Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (b) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (c) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (d) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation;” (e) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Loan Documents; (f) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, supplementing, interpreting or replacing the statute or regulation referred to; (g) any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or any other Loan Document; and (h) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

1.4

Headings.  The headings to the clauses of this Agreement are inserted for convenience only and shall not affect the construction or interpretation hereof.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection, paragraph, subparagraph, clause or other portion hereof and include any agreement supplemental hereto.  Save as expressly provided herein, references herein to Articles and Sections are to Articles and Section of this Agreement.

1.5

Accounting Terminology and Practices.  All accounting terms not defined in this Agreement shall have those meanings generally ascribed to them in accordance with IFRS.  Where financial data is to be submitted pursuant to this Agreement, or the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purposes of this Agreement and any other Loan Document, including the contents of any certificate to be delivered hereunder, such determination, consolidation or computation shall, unless the parties otherwise agree or the context otherwise require, be made in accordance with IFRS applied on a consistent basis.

1.6

Per Annum Calculations.  Unless otherwise stated, wherever in this Agreement or any other Loan Document reference is made to a rate of interest “per annum” or a similar expression is used, such interest shall be calculated using the nominal rate method, and not the effective rate method, of calculation and on the basis of a calendar year of 365 days or 366 days, as the case may be.

2.

LOAN

2.1

Funding.  Subject to and upon the fulfilment of the conditions precedent contained in paragraph 7.1 of this Agreement, the Lender shall advance the amount of the Loan to the Borrower on the date hereof.

2.2

Use of Proceeds.  The Borrower covenants and agrees with the Lender that the Loan will be only used, (i) by the Borrower for general working capital requirements and to pay reasonable transaction fees associated with the entering into and negotiation of the Loan Documents, including fees payable to the Lender pursuant to this Agreement (ii) by the Borrower to make an intercompany loan on the date hereof to Focus Cayman in the amount of US $4,000,000 (iii) by Focus Cayman to make an intercompany loan on the date hereof to Agrifos Cayman in the amount of US $4,000,000, (iv) by Agrifos Cayman to make an intercompany loan on the date hereof to Agrifos Peru in the amount of US $4,000,000, one hundred percent (100%) of the proceeds of which shall be used by Agrifos Peru to purchase seventy percent (70%) and not less than seventy percent (70%) of the outstanding shares of JPQ effective the date hereof through the purchase (the “Acquisition”) by Agrifos Peru of (A) 1,140,644 shares of JPQ for cash proceeds of US$2,400,000 (the payment of such amount in full by Agrifos Peru is referred to herein as the “Inca Payment”) from INCA TERMINALS & MINING INC., and (B) 760,430 shares of JPQ for cash proceeds of US$1,600,000 (the payment of such amount in full by Agrifos Peru is referred to herein as the “TB Payment”) from TRABAJOS MARITIMOS S.A., and in each case for no other purpose whatsoever without the express written consent of the Lender (which consent may be withheld by the Lender in its sole discretion).

3.

FUNDING

3.1

Funds.  The Loan shall be advanced in US dollars, and may, at the Borrower’s discretion by advanced by direct deposit or wire transfer, to the account set out by the Borrower in a written notice to the Lender.

4.

FEES

4.1

Drawdown/Commitment Fee.  In consideration for the Lender making available the Loan, the Borrower shall pay to the Lender a fee (the “Drawdown Fee”) in an amount equal to 3.5% of the Loan, payable on the date the Borrower receives the Loan from the Lender, or such later date agreed to by the Lender, in cash as a reduction to the Loan, or at the option of the Borrower in common shares (the “Drawdown Shares”) at a price equal to a 10% discount to the five (5) day volume weighted average closing price of the common shares of the Borrower as they trade on the TSX immediately prior to the Closing Date, subject to a maximum hold period under Canadian securities laws of four months and one day from the date of issue; provided that the Lender shall deliver to the Borrower a certificate in the form attached as Exhibit 4.1 to this Agreement confirming that such Lender is an “accredited investor” within the meaning of National Instrument 45 – 106 prior to the issue of such Drawdown Shares.

4.2

Anniversary Fee.  On the first anniversary of the Closing Date (the “Anniversary Date”) the Borrower shall pay to the lender a fee in an amount equal to 3% of the outstanding principal amount, payable in cash, or at the option of the Borrower in common shares (the “Anniversary Shares”) at a price equal to a 10% discount to the five (5) day volume weighted average closing price of the common shares of the Borrower as they trade on the TSX immediately prior to the Anniversary Date, subject to a maximum hold period under Canadian securities laws of four months and one day from the date of issue; provided that the Lender shall deliver to the Borrower a certificate in the form attached as Exhibit 4.1 to this Agreement confirming that such Lender is an “accredited investor” within the meaning of National Instrument 45 – 106 prior to the issue of such Anniversary Shares.

4.3

Structuring Fee.  In consideration for the structuring of this Agreement, the Borrower shall pay to the Lender a structuring fee (the “Structuring Fee”) comprised of a non-refundable cash payment in the amount of US$75,000, which the Lender acknowledges that it has received.

4.4

U.S. Securities Law Considerations.  The Lender represents and warrants that: (1) it is not a person within the United States, the Drawdown Shares and the Anniversary Shares were not offered to it in the United States and this Agreement has not been signed in the United States and (2) the Participant is a person within the United States.  The Lender shall cause the Participant to complete U.S. Accredited Investor Certificate in the form attached as Exhibit 4.2 to this Agreement.

5.

PAYMENT

5.1

Repayment on Maturity.  The principal amount of the Loan, together with all accrued but unpaid interest, fees and all other sums due and payable from time to time pursuant to the terms of this Agreement (collectively the “Outstanding Balance”), will be immediately due and payable by the Borrower to the Lender on the earliest of:

(a)

September 30, 2016; and

(b)

the occurrence and continuance of an Event of Default and a demand for payment by the Lender pursuant to paragraph 10.2 below, (as the case may be, the “Maturity Date”).

5.2

Mandatory Payments Before Maturity.  Notwithstanding paragraph 5.3:

(a)

if any Credit Party, or Peruvian Party sells or otherwise disposes of any of its assets outside of the ordinary course of business in any case in excess of $250,000 in the aggregate over the term of this Agreement the Borrower shall pay or cause to be paid to the Lender all proceeds from such sale or disposition in excess of $250,000, net of reasonable selling costs, up to the full amount of the Outstanding Balance, which amount shall be applied on account of the Loan in such manner as determined in the discretion of the Lender,

(b)

if any Credit Party or any Peruvian Party enters into any debt financing (other than a debt financing with another Credit Party) where the aggregate proceeds thereof are in an amount in excess of $250,000 in the aggregate over the term of this Agreement or the cash equivalent thereof, the Borrower shall pay or cause to be paid to the Lender all proceeds from such debt financing (net of reasonable costs of such debt financing) in excess of $250,000 or the cash equivalent thereof, net of reasonable transactions costs of such financing, up to the full amount of the Outstanding Balance, which amount shall be applied on account of the Outstanding Balance in such manner as determined in the discretion of the Lender, and

(c)

subject to Section 9.1(n) if any Credit Party or any Peruvian Party closes one or more equity financings (other than an equity financing where another Credit Party is the subscriber therefor), including, without limitation the sale of its Capital Stock, the Borrower shall pay or cause to be paid to the Lender all proceeds (net of reasonable transaction fees) from such equity financing (the “Equity Proceeds”) in an aggregate amount in excess of $500,000, over the term of this Agreement (up to the full amount of the Outstanding Balance), which amount shall be applied on account of the Outstanding Balance in such manner as determined in the discretion of the Lender.  Notwithstanding the previous sentence, if after review of documentation provided by the Borrower which, in reasonable detail, describes the intended use of such proceeds, the Lender is satisfied, in its sole and absolute discretion, that not more than 25% of the proceeds of such equity financing are to be used for general and administrative expenses, then the Lender will provide notice to the Borrower that the Borrower shall not be required to use the Equity Proceeds to repay the Outstanding Balance provided that it uses the proceeds thereof for the documented purposes.

5.3

Restricted and Permitted Prepayment.  The Borrower shall be entitled to prepay the Loan Obligations in whole or in part provided that (i) the Borrower provides to the Lender at least ten (10) Business Days prior written notice to Lender of such prepayment, (ii) such payment occurs on the last Business Day of a calendar month, and (iii) the Borrower pays to the Lender the applicable Prepayment Fee.  The “Prepayment Fee” means an amount equal to the result of the following calculation:

(A x B) x (183-C)

Where A = the amount repaid pursuant to this Section

B = the Effective Annual Rate divided by 365

C = the number of days between the Closing Date and the date of such repayment, provided that such number shall be deemed to equal 183 for any number of days greater than 183

5.4

Manner of Payments.  All payments to be made by the Borrower to the Lender under this Agreement shall be made in US dollars, on the day such amount is due and, if such day is not a Business Day, on the Business Day next following, by wire transfer or direct deposit in immediately available funds to such account of the Lender as the Lender may direct from time to time.

5.5

Interest.  Interest will accrue on the Outstanding Balance from the date of the funding of the Loan at the rate of twelve (12%) per annum, calculated daily and compounded monthly (effective annual rate of 12.68%, the “Effective Annual Rate”), both before and after maturity, default or judgment, and be payable by the Borrower to the Lender monthly on the last Business Day of every month.

6.

SECURITY

6.1

Security.  The performance by the Borrower of all of its obligations to the Lender hereunder, including, without limitation, the repayment of the Loan together with interest thereon and all other amounts payable hereunder, shall be secured in particular by the following:

(a)

general security agreements granted by each Credit Party in favour of the Lender granting to the Lender a first priority security interest in all of its present and after-acquired personal property (the “GSAs”) subject only to Permitted Liens;

(b)

unlimited guarantees granted by each of the Guarantors of all present and future debts and obligations of the Borrower to the Lender  relating to this Agreement (the “Guarantees”);

(c)

such further and other security, opinions and ancillary documentation that the Lender or its counsel may reasonably require;

(d)

a share charge over the shares of each Guarantor in favour of the Lender granting to the Lender a first priority security interest over such shares held by the relevant Credit Party in such Guarantor from time to time and all other assets attributable to such shares (and all documents set out in clause 5 of the same);

all in form and on terms satisfactory to the Lender and its counsel (collectively, the “Security”).

7.

CONDITIONS PRECEDENT

7.1

Conditions Precedent to Advance.  As conditions precedent to the advance of the Loan by the Lender:

(a)

the board of directors and partners of the Lender will have approved the Loan;

(b)

the Credit Parties shall have delivered to the Lender certified copies of the constating documents for each of the Credit Parties and all amendments thereto, and certified copies of the required resolutions of the directors (and shareholders of Focus Cayman and Agrifos Cayman) of each of the Credit Parties authorizing the transactions contemplated hereunder, all in form and substance satisfactory to the Lender;

(c)

all Loan Documents shall have been executed and delivered and all filings, registrations and recordings and legal opinions necessary or desirable in connection therewith shall have been made;

(d)

completion of all due diligence on the Credit Parties and the Peruvian Parties to the satisfaction of the Lender and its legal counsel, including a review of all:

(i)

material contracts of the Credit Parties, including all documentation relating to the Acquisition;

(ii)

leases, licences, permits, mine plans; and

(iii)

budgets of the Credit Parties;

(e)

receipt of all applicable stock exchange and other regulatory approvals to the completion of this Agreement;

(f)

such additional evidence, documents and undertakings as the Lender may request, acting reasonably, to complete the transactions contemplated hereunder and reasonable evidence of compliance with the conditions set forth in this Agreement shall have been furnished to the Lender;

(g)

receipt by the Lender of written confirmation by the Credit Parties that the representations and warranties of the Credit Parties contained in paragraph 8.1 are true and correct in all material respects as of the date of the advance of the Loan and the Credit Parties will have complied with all covenants required to be complied with by each of them under this Agreement and all other Loan Documents, prior to the advance of the Loan;

(h)

the Lender will, in its sole and absolute discretion, be satisfied as to the creditworthiness of the Credit Parties and the adequacy of the collateral security contemplated herein;

(i)

receipt by the Lender of a conditions precedent certificate of the Borrower confirming that all elements of the Acquisition are complete other than the Inca Payment and the TB Payment;

(j)

the Lender shall be satisfied in its sole and absolute discretion that it may take control of the Agrifos Peru Capital Stock owned by the Credit Parties, upon an enforcement proceeding, and sell or otherwise assign the same;

(k)

such other conditions precedent the Lender may require based on its due diligence review.

7.2

Waiver.  The conditions set forth in Sections 7.1 are inserted for the sole benefit of the Lender and may be waived by the Lender, in whole or in part (with or without terms or conditions).

8.

REPRESENTATIONS AND WARRANTIES

8.1

Representations.  Each of the Credit Parties represents and warrants as follows to the Lender and acknowledges and confirms that the Lender is relying upon such representations and warranties (and for greater certainty, each Credit Party acknowledges and agrees that representations and warranties in respect of the Peruvian Parties shall be deemed to be made by each Credit Party):

(a)

Existence and Good Standing.  Each of the Credit Parties and the Peruvian Parties is a corporation duly and validly incorporated, organized and existing under the laws of its jurisdiction of incorporation and has the legal capacity and right thereunder to carry on its business and to own its assets and has the right to carry on its business and to own its assets in each other jurisdiction in which it carries on business or where any of its assets are located, except for those other jurisdictions where failure to have such right has not and would not reasonably be expected to have a Material Adverse Effect.

(b)

Authority.  Each of the Credit Parties has the legal capacity and right to enter into this Agreement and the Security to which it is a party and do all acts and things and execute and deliver all agreements, documents and instruments as are required thereunder to be done, observed or performed by it in accordance with the terms and conditions thereof.

(c)

Due Authorization.  Each of the Credit Parties has taken all necessary action to authorize the execution and delivery of each Loan Document to which it is a party, the creation and performance of its obligations thereunder and the consummation of the transactions contemplated thereby.

(d)

Due Execution.  Each of the Credit Parties has duly executed and delivered each Loan Document to which it is a party.

(e)

Enforceability.  Each Loan Document to which the Credit Parties, or any of them, is a party constitutes a valid and legally binding obligation enforceable against such Credit Parties in accordance with its terms, subject only to bankruptcy, insolvency, winding-up, dissolution, reorganization, arrangement or other statutes or judicial decisions affecting the enforcement of creditors’ rights in general and general principles of equity.

(f)

Absence of Litigation.  There is no existing, pending or threatened litigation against any of the Credit Parties or the Peruvian Parties that if adversely determined against any of them, either alone or when aggregated with all other such litigation, has or would reasonably be expected to have a Material Adverse Effect.

(g)

Financial Statements.  Each financial report and financial statement of the Credit Parties or the Peruvian Parties delivered to the Lender pursuant to or in connection with this Agreement has been prepared in accordance with IFRS and presents fairly in all material respects the financial information and the financial condition and results of operations of the Credit Parties contained therein as at their respective preparation dates.

(h)

Accuracy of Information.  No information furnished by the Credit Parties to the Lender (including any information in respect of the Peruvian Parties) as required by any of the Loan Documents contains any material misstatement of fact, or omits to state a material fact, necessary to make the statements contained therein not misleading, in light of the circumstances in which they were made and as of the date made.

(i)

No Material Adverse Effect.  Since the most recent consolidated financial statements of the Credit Parties and the Peruvian Parties provided to the Lender, there has been no fact, event, state or condition, or any change in any fact, event, state or condition that has or would reasonably be expected to have a Material Adverse Effect.

(j)

Compliance with Laws.  Each of the Credit Parties and the Peruvian Parties is in compliance in all material respects with all Applicable Laws, except for any non-compliance which has not and would not reasonably be expected to have a Material Adverse Effect on the Credit Parties or any of them.

(k)

No Event of Default.  No Event of Default has occurred which has not been expressly waived by the Lender in writing.

(l)

Taxes.  Each of the Credit Parties and the Peruvian Parties has:

(i)

delivered or caused to be delivered all returns for income taxes, royalty payments and other taxes which are now due to the appropriate Governmental Body;

(ii)

paid and discharged all taxes payable by it when due;

(iii)

made provision for appropriate amounts in respect of any taxes likely to be exigible in accordance with IFRS;

(iv)

withheld and collected all taxes required to be withheld and collected by it and remitted such taxes to the appropriate Governmental Body; and

(v)

paid and discharged all obligations incidental to any statutory lien or deemed trust imposed upon it by Applicable Law (including obligations respecting wages, vacation pay, workers’ compensation and unemployment insurance) which, if unpaid, might become a lien on any of its assets, except to the extent that a failure to do any of the foregoing has not and would not reasonably be expected to have a Material Adverse Effect, and no assessment or appeal is, to its knowledge, being asserted or processed with respect to any material Taxes.

(m)

Solvency.  Each of the Credit Parties and the Peruvian Parties is solvent.

(n)

Environmental Laws.  To the best of the knowledge of each of the Credit Parties, their respective assets, and the assets of the Peruvian Parties, and the operation of the Project are in compliance in all material respects with Environmental Laws and no environmental liabilities exist that are associated with their respective assets and the assets of the Peruvian Parties and the operation of the Project that could generate the obligation of remediation, mitigation, compensation or any other form of correction or treatment of such environmental liability in a reasonably estimated amount greater than $100,000 in the aggregate.

(o)

International Standards. To the best of the knowledge of each of the Credit Parties, and the Peruvian Parties, the operation of their respective assets, and the assets of the Peruvian Parties, and the operation of the Project are in compliance with Declaration of Human Rights, all the social and sustainable development international standards and or any other good practices standard that could be applicable to the operation their assets, the Peruvian Parties assets and the operation of the Project.

(p)

Mine and Mineral Rights.  The Mine and Mineral Rights are a complete list of all mining and mineral rights, property rights, permits, and licenses currently held by the Peruvian Parties or the Peruvian Parties Joint Venture Partner in respect of the Project, and all mines and property owned, leased, operated, rented or occupied by or on behalf of the Peruvian Parties or the Peruvian Parties Joint Venture Partner in the Sechura district of northern Peru, and no other entity holds any such rights or similar types of rights in respect of the Project or the Bayovar 12 Properties.

(q)

Bayovar 12 Properties.  Other than (i) the shares issued by Puerto de Bayovar S.A.C. (the “Puerto Shares”), which are in the process of being disposed of by JPQ; and (ii) the machay 33 concession, which the Borrower represents is immaterial to the financial condition or operations of the Borrower, the Bayovar 12 Properties is the only real property owned, leased, or operated by or on behalf of Agrifos Peru or JPQ.  Neither the Peruvian Parties or the JPQ Joint Venture Partner operates any mining operations other than those operations on the Bayovar 12 Properties.

(r)

Gypsum Operation. The gross operating costs of all aspects of the gypsum operation at the Bayovar 12 Properties has not historically exceeded $200,000 in the aggregate, and the Borrower does not have any knowledge that such gross operating costs could reasonably be expected to exceed $200,000 during any 12 month period in the two years following the Closing Date. The Borrower does not have knowledge that JPQ is reasonably unlikely to satisfy the gypsum production and delivery requirements associated with the Operating Permits.

8.2

Repetition of Representations and Warranties.  The representations and warranties made in Section 8.1 shall be deemed to be repeated by the Credit Parties on the date of the advance of the Loan.

9.

COVENANTS

9.1

Affirmative Covenants.  So long as any Loan Obligations remain payable, the Credit Parties, as applicable, covenant and agree with the Lender that they will duly perform and comply with each of the following affirmative covenants, and in the event that any of the following covenants relates to the Peruvian Parties, each Credit Party shall cause the Peruvian Parties to comply with such covenant:

(a)

Punctual Payment.  The Borrower will duly and punctually pay each sum payable by it under this Agreement at the time and place and in the manner provided for in this Agreement.

(b)

Existence and Conduct of Business.  Each of the Credit Parties and the Peruvian Parties will maintain in good standing and full force and effect its legal existence in its present jurisdiction of incorporation or formation and obtain, maintain and preserve all material authorizations, registrations, rights and qualifications necessary at such time, as well as the legal capacity necessary, to carry on its business and own its assets in each jurisdiction in which it carries on business or owns any assets.  Each of the Credit Parties and the Peruvian Parties will carry on its business affairs in a proper manner in accordance with prudent industry standards, unless non-compliance would not reasonably be expected to have a Material Adverse Effect.

(c)

Compliance with Applicable Laws.  Each of the Credit Parties and the Peruvian Parties will comply in all material respects with all Applicable Laws.

(d)

Financial Statements and Other Information.  The Borrower will deliver or cause to be delivered to the Lender;

(i)

As soon as available and in any event within 120 days after the end of its fiscal year, the annual consolidated financial statements of the Borrower, approved by its board of directors, and audited by its auditors (without qualification relating to ability to continue as a going concern, a limited scope of examination or independence), prepared in accordance with IFRS;

(ii)

As soon as available and within 60 days after the end of each of its first three fiscal quarters of its fiscal year, Borrower’s quarterly consolidated financial statements for its current fiscal year to such fiscal quarter end, signed and approved by a senior officer or director, prepared in accordance with IFRS (subject to annual audit adjustments and in respect of such consolidated statements, the absence of note disclosure) consisting in each case of a balance sheet and statements of income and retained earnings (or deficit) and of changes in financial position; and

(iii)

within 25 days after the end of each month:

(A)

a written certification from the CFO of the Borrower, in form and substance satisfactory to the Lender, together with supporting documentation satisfactory to the Lender in its sole discretion, that:

(I)

the Borrower is in compliance with the financial covenants set out in this Agreement, including those in Section 9.1(l) and (m);

(II)

no bank accounts have been opened by Focus Cayman or Agrifos Cayman;

(III)

no activities have occurred that would result in liabilities other than intercompany loans being incurred by either Focus Cayman or Agrifos Cayman (or if they have, full detail thereof); and

(IV)

any certification required pursuant to part (C) of this Section 9.1(d)(iii)

(B)

bank statements of the following entities for the month most recently ended:

(I)

the Borrower;

(II)

Agrifos Peru; and

(III)

JPQ

(C)

with respect to JPQ:

(I)

financial summaries consisting of a balance sheet and income statements, costs incurred and estimate to complete development, and any other report that the Lender may reasonably require, provided that, in the event that financial statements for JPQ are not prepared for any fiscal month, in addition to the bank statements required in (B)(III), the certification of the Borrower in (iii)(A) above shall also include:

(1)

a list of expenditures of JPQ in respect of such fiscal month in an amount greater than the equivalent of US$100,000; and

(2)

any non-intercompany liabilities that have increased  by more than the equivalent of US$100,000 during such fiscal month;

and from time to time, such additional information regarding the business affairs of the Credit Parties as the Lender may reasonably request.

(e)

Notice of Litigation.  Each of the Credit Parties will give notice to the Lender as soon as it obtains knowledge of the commencement of any litigation or dispute affecting any of them, or the Peruvian Party’s, or any of their or the Peruvian Party’s business affairs that, either alone or when aggregated with all other such litigation, has or would reasonably be expected to have a Material Adverse Effect.

(f)

Notice of Governmental Action.  Each of the Credit Parties will give notice to the Lender as soon as it obtains knowledge of any Applicable Law that is proposed, introduced or applied by any Governmental Body which has or would reasonably be expected to have a Material Adverse Effect.

(g)

Notice of an Event of Default.  Each of the Credit Parties will immediately give notice to the Lender as soon as it obtains knowledge of any Event of Default and outline in reasonable detail in such notice the action it is taking to remedy any such Event of Default.

(h)

Maintenance of Insurance.  Each of the Credit Parties and the Peruvian Parties will insure and keep insured all of their respective business assets which are of an insurable nature against such risks, in such amounts and in such manner as is customary and prudent in the case of corporation carrying on similar businesses or holding similar assets, as well as maintain comprehensive general public liability coverage in such amounts and in such manner as is customary and prudent in the case of corporations carrying on similar businesses or holding similar assets, all with such financially sound and reputable insurance companies or associations as it may select.

(i)

Comply with Environmental Laws.  Each of the Credit Parties and the Peruvian Parties will: (i) manage and operate its business assets and business affairs in material compliance with all Environmental Laws; (ii) obtain and maintain all authorizations and make all material registrations required under all Environmental Laws in relation to its business assets and business affairs and remain in compliance therewith; and (iii) store, treat, transport, generate, otherwise handle and dispose of all hazardous materials and waste owned, managed or controlled by it in material compliance with all Environmental Laws.

(j)

Environmental Compliance Orders.  Each of the Credit Parties will provide the Lender with copies of all written orders, control orders, directions, action requests, claims, complaints, notices or inquiries received by it or the Peruvian Parties: (i) relating to environmental condition of any of its or the Peruvian Parties’ business assets or the conduct of its, or the Peruvian Parties’ business affairs; or (ii) relating to compliance or non-compliance with any Environmental Laws; and proceed diligently to comply with or resolve any such written orders, control orders, directions, action request, claims, complaints, notices or inquiries relating to compliance or non-compliance with Environmental Laws where the failure to do so would be reasonably expected to have a Material Adverse Effect.

(k)

Records.  Each of the Credit Parties and the Peruvian Parties will keep adequate records and books of account reflecting all financial transactions in conformity with generally accepted accounting principles and, when requested so to do, forthwith make available for inspection by duly authorized representatives of the Lender any of its books and records and furnish the Lender with any information regarding its business affairs and financial condition.

(l)

Current Assets.  The Credit Parties together with the Peruvian Parties shall, on a consolidated basis, maintain Working Capital in excess of CAD $250,000 at all times.

(m)

Cash Equivalents.  The Borrower shall at all times have cash or Cash Equivalents in excess of CAD $500,000.

(n)

Equity Raise within 90 days.  The Borrower shall raise gross proceeds equal to or greater than $1,500,000 from a sale of its common shares by way of private placement, which proceeds shall be received by the Borrower in immediately available cash on or before the day that is ninety (90) days after the date hereof.  The Borrower shall apply all proceeds thereof, net of transaction fees, to the repayment of the Loan.

(o)

Delivery of Side Letter from Vendors.  The Borrower shall, within 30 calendar days of closing, deliver to the Lender a fully executed agreement (the “JPQ Side Letter”), in form and substance satisfactory to the Lender, from all parties to the Purchase Agreement (other than a Credit Party or a Peruvian Party) (the “Vendors”)  containing agreement from the Vendors that in the event that the Lender enforces on its security pursuant to this Agreement, the Lender or its assigns may, without any consent or any action on the part of the Vendors, appoint the majority of the board of JPQ, and appoint the manager of all aspects of the phosphate operations of JPQ (the “Phosphate Manager”).  In the event that the Borrower fails to satisfy the obligations in the immediately previous sentence, the Borrower shall within 30 days of the Closing Date, (i) cause the board of JPQ to be comprised of nominees of the Lender (the “Lender Nominees”) such that the Lender Nominees have voting control of all decisions of the JPQ board until such time as such Lender Nominees are removed or replaced by the Lender and (ii) appoint a Phosphate Manager as directed by the Lender, who shall remain the Phosphate Manager until removed or replaced by the Lender.

9.2

Negative Covenants.  So long as any Loan Obligations remain payable, the Credit Parties covenant and agree with the Lender that they, and the Peruvian Parties, will duly perform and comply with each of the following negative covenants:

(a)

No Sale of Business Assets.  The Credit Parties and the Peruvian Parties will not sell, transfer, assign, convey or otherwise dispose of any of the business assets of the Credit Parties or the Peruvian Parties, except (i) the Puerto Shares, (ii) the royalty to be granted to Radius (Cayman) Inc., and (iii) in the ordinary course.  The Credit Parties will not sell, transfer, assign, convey or otherwise dispose of any of Capital Stock of any Guarantor or the Peruvian Parties, or grant any ownership or voting rights in such Capital Stock without the prior written consent of the Lender.

(b)

No Incurring Indebtedness.  The Credit Parties and the Peruvian Parties will not, without the prior written consent of the Lender, create, issue, incur, assume or permit to exist any indebtedness or contingent liabilities, other than Permitted Indebtedness, in any manner, whether directly or indirectly, in  respect of its business assets.  For greater certainty, the Lender will not unreasonably withhold approval of the Credit Parties or the Peruvian Parties entering into debt that is subordinate to the Loan Obligations and the obligations of the Guarantors pursuant to this Agreement or any other Loan Document provided that the terms of such subordinated debt are satisfactory to the Lender.

(c)

No Investments or Guarantees.  The Credit Parties and the Peruvian Parties will not, directly or indirectly, make any investments in, or loans to, or guarantee the obligation of, any other Person which would have a Material Adverse Effect on the business affairs of the Credit Parties or the Peruvian Parties, or on the Security and/or repayment of the Loan Obligations, other than intercompany loans from the Guarantors to the Borrower as permitted hereunder.

(d)

Restricted Payments.  The Credit Parties and the Peruvian Parties: (A) will not make any payment or distribution to any shareholder, affiliate or employee of the Credit Parties or the Peruvian Parties, other than: (i) payments by JPQ to its shareholders, affiliates or employees with respect to revenue it has received from its gypsum operations up to a maximum of $100,000 per year; and (ii) salaries and bonuses consistent with past practice and the issuance of shares associated with stock options (at volumes consistent with past practice); or (B) will not repay all or any portion of any loans owed now or hereafter to the shareholders of the Credit Parties or the Peruvian Parties, or (C) will not purchase or redeem any or all of its shares or otherwise reduce its share capital, in each case without the prior written consent of the Lender.

(e)

No Merger, Amalgamation.  The Credit Parties and the Peruvian Parties will not enter into any merger, amalgamation, arrangement, consolidation, liquidation, winding-up, dissolution or similar transaction, nor dispose of (in one transaction or a series of transactions) all or substantially all of its business assets to, any Person.

(f)

No Amendment to Agreements.  The Credit Parties and the Peruvian Parties will not amend or waive any provision under, or permit any alteration, amendment or waiver of any provision under, any material agreement to which the Credit Parties or the Peruvian Parties, or any of them, is a party, which may be a Material Adverse Effect on the business affairs of the Credit Parties, the Peruvian Parties or any of them, and will not permit any assignment of the interest of the Credit Parties, or any of them, therein which may have a Material Adverse Effect on the business affairs of the Credit Parties or the Peruvian Parties, or any of them, the Security and/or the repayment of the Loan Obligations.

(g)

Non-Arm’s Length Transactions.  The Credit Parties and the Peruvian Parties will not enter into, any contract whatsoever with an affiliate for the sale, purchase, lease or other dealing in any property other than at a consideration which equals the fair value of such property or other than at a fair market rental as regards leased property, and shall not enter into any contract for the provision of services or employment with such persons other than at commercially reasonable rates or values given the nature of the services to be provided, which, in each case, would have a Material Adverse Effect on the business affairs of the Credit Parties or the Peruvian Parties, or any of them, the Security and/or repayment of the Loan Obligations.

(h)

No Liens.  The Credit Parties and the Peruvian Parties will not enter into, create, issue, incur, assume or permit to exist any lien against any of its assets, or any part thereof, other than Permitted Liens.

(i)

Management Services.  The Credit Parties and the Peruvian Parties will not enter into any agreement for the provision of management services to the Credit Parties relating to their business assets in an amount in excess of $75,000 per annum without the prior written consent of the Lender, which consent shall not be withheld if any such services provided to the Credit Parties and the Peruvian Parties are provided by a person or organization who is experienced in the management services being provided to the Credit Parties, and that the provision of such services will not have a Material Adverse Effect on the business affairs or business assets of the Credit Parties or the Peruvian Parties, or any of them, the Security and/or the Borrower’s ability to repay the Loan Obligations.

(j)

No Change in Business.  The Credit Parties and the Peruvian Parties will not abandon their respective business affairs as currently conducted, or deviate in any material respect from the nature of their current business.

(k)

No Change of Control.  No Change of Control shall occur with respect to any Credit Parties or the Peruvian Parties.

(l)

Change in Constating Documents.  The charter, by-laws or other organizational documents of the Credit Parties and the Peruvian Parties shall not be amended without the prior written consent of the Lender.

(m)

Fiscal Year.  The Credit Parties and the Peruvian Parties will not change their fiscal year end without the consent of the Lender, such consent not to be unreasonably withheld.

(n)

Issuance of Capital Stock by the Peruvian Parties.  The Peruvian Parties shall not issue any Capital Stock without the prior written consent of the Lender.

(o)

Purchase Agreement.  The Credit Parties and the Peruvian Parties shall not amend the terms of the Purchase Agreement without the prior written consent of the Lender.

(p)

Further Agreements. The Credit Parties and the Peruvian Parties shall not enter into or amend any shareholder agreements, joint venture agreements, or any other similar or equivalent agreements with respect to the Project or otherwise, without the prior written consent of the Lender.

(q)

Opening of Bank Accounts by Focus Cayman or Agrifos Cayman.  Focus Cayman and Agrifos Cayman shall not open any bank accounts without the prior written consent of the Lender.

10.

EVENTS OF DEFAULT

10.1

Events of Default.  Each and every of the events set forth in this paragraph will be an event of default (“Event of Default”):

(a)

if the Borrower fails to make any payment to the Lender when due, provided that the Borrower shall have two (2) Business Days to cure any failure to make payments other than principal payments pursuant this Agreement;

(b)

if any Credit Party defaults in observing or performing any material term, covenant or condition of this Agreement (including, for certainty, any payment in 10.1(a) above), the security documents or any other collateral document delivered hereunder or in connection with the Loan on its part to be observed or performed and such failure continues for five (5) Business Days;

(c)

any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower or any other Credit Party shall be untrue or incorrect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement;

(d)

any Credit Party or any Peruvian Parties defaults, in any material respect, in observing or performing any term, covenant or condition of any material debt instrument or material debt obligation by which it is bound;

(e)

if any Credit Party or any Peruvian Parties defaults, in any material respect, in observing or performing any term, covenant or condition under any applicable Operating Permits, where the failure of the relevant Credit Party to hold such Operating Permit(s) could reasonably be expected to cause a Material Adverse Effect;

(f)

if any Credit Party or any of the Peruvian Parties permits any sum which has been admitted as due by it, or is not disputed to be due by it, and which forms or is capable of being made a charge upon any of its assets or undertaking to remain unpaid or not challenged for 30 days after proceedings have been taken to enforce the same;

(g)

if any Credit Party or Peruvian Party ceases or threatens to cease to carry on business;

(h)

if any cease trade order is made or issued by a competent regulatory authority prohibiting the trading in shares of the Borrower or any successor thereof provided that such order is not removed within two Business Days, provided that, for greater certainty a voluntary trading halt by the Borrower, or a trading halt imposed by the TSX Venture Exchange (which for greater certainty does not include a cease trade order) shall not be considered an event of default;

(i)

if a Material Adverse Effect occurs;

(j)

if any Credit Party or any Peruvian Party petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator or commences any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law of any jurisdiction, whether now or hereafter in effect;

(k)

if any petition or application for appointment of a trustee, receiver or liquidator is filed, or any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law are commenced, against any Credit Party which is not opposed by the Borrower in good faith, or an order, judgment or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceeding;

(l)

any event of default or breach of the terms of the Purchase Agreement or any occurrence which results in the Purchase Agreement or any material part thereof becoming unenforceable; or

(m)

there is a Change of Control of any Credit Party or any Peruvian Parties.

10.2

Termination and Acceleration.  Upon the occurrence of an Event of Default and at any time thereafter, the Lender may do any one or more of the following:

(a)

declare the Loan to be cancelled, terminated or reduced, whereupon the Lender shall not be required to make any advance of the Loan;

(b)

accelerate the maturity of all or any item or part of the payment obligations of the Borrower hereunder and declare them to be immediately due and payable, whereupon they shall be so accelerated and become so due and payable;

(c)

suspend any rights of the Credit Parties under any Loan Document, whereupon such rights shall be so suspended;

(d)

take any other action, commence any other suit, action or proceeding or exercise such other rights as may be permitted by Applicable Law (whether or not provided for in any Loan Document) at such times and in such manner as the Lender may consider expedient, all without any additional notice, demand, presentment for payment, protest, notice of protest, dishonour, notice of dishonour or any other action being required.

11.

INDEMNITY

11.1

Indemnity.  Each Credit Party agrees to indemnify, on a joint and several basis, and save harmless the Lender and each of its directors, officers, employees and agents (the “indemnified persons”) from and against all liabilities, claims, losses, damages and reasonable costs and expenses incurred by the indemnified persons in any way caused by or arising directly or indirectly from or in consequence of:

(a)

the occurrence of any Event of Default under this Agreement; or

(b)

any environmental condition relating to the Project in existence at any time before, at or after the Closing Date, including without limitation any release of contaminants on, in, under or into the environment from any of the Project and any compensation that could be requested by the competent authority.

12.

GENERAL

12.1

Severability.  If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.2

Lender’s Legal Fees.  Whether or not the Loan is advanced, the Credit Parties will pay to the Lender all of the Lender’s documented legal fees (on a solicitor and own client basis) and other documented costs, charges and expenses (including due diligence expenses) of and incidental to the due diligence review in connection with the preparation, execution and completion of this Agreement and the security hereunder, as may be required by the Lender to complete this transaction.  Any amounts will be payable upon presentment of an invoice.  If not paid within 30 days of presentment of an invoice, such amount may be added to and form part of the principal amount of the Loan and shall accrue interest from such date as if it had been advanced by the Lender to the Borrower hereunder, if applicable.

12.3

Further Assurances.  The Credit Parties will from time to time, whether before or after the occurrence of an Event of Default, do all such acts and things and execute and deliver all such documents, deeds, transfers, assignments and instruments as the Lender may require for perfecting the Security granted or to be granted pursuant to this Agreement.  The Credit Parties covenant and agree with the Lender to discharge or cause to be discharged forthwith any encumbrances which may rank equal or in priority to the Lender’s Security referred to herein.  The Credit Parties covenant and agree to take all steps and proceedings as may be necessary to give effect to this Agreement.

12.4

Notices.  In this Agreement:

(a)

any notice or communication required or permitted to be given under this Agreement will be in writing and will be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post to the address or facsimile transmission number of each party set out below:

(i)

if to the Lender:

Sprott Resource Lending Partnership
Suite 2750, 200 Bay Street
Royal Bank Plaza, South Tower
Toronto, ON  M5J 2J2

Attention:

Chief Financial Officer

Fax No.

(416) 977-9555

With a copy to:

Wildeboer Dellelce LLP

365 Bay Street

Toronto, ON

M6R 1K9

Attention:  James Padwick
Facsimile:  (416) 361-1790

(ii)

if to the Credit Parties:

FOCUS VENTURES LTD.
Suite 650-200 Burrard Street

Vancouver, BC

Canada V6C 3L6

Attention: David Cass, President

Telephone: (604) 688-5288
Facsimile: (604) 682-1514

or to such other address or facsimile transmission number as any party may designate in the manner set out above; and

(b)

notice or communication will be considered to have been received:

(i)

if delivered by hand during business hours on a Business Day, upon receipt by a responsible representative of the receiver, and if not delivered during business hours, upon the commencement of business on the next Business Day;

(ii)

if sent by facsimile transmission during business hours on a Business Day, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business on the next Business Day; and

(iii)

if mailed by prepaid registered post upon the fifth Business Day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication will be delivered by hand or sent by facsimile transmission.

12.5

Assignment.  The Credit Parties acknowledge and agree that the Lender may assign all or part of the Loan, this Agreement and all collateral agreements, documents or instruments delivered hereunder to one or more assignees, free from any right of set-off or counterclaim or equity, subject only to the Lender’s notification of such assignment or assignments being given in writing to the Borrower.

12.6

Agreement to Pay.  Upon receipt of written notice and direction from the Lender, each Credit Party covenants and agrees to make all payments of interest, principal, structuring fees and other amounts due under this Agreement by such Credit Party to the Lender and any assignee, pro rata in accordance with their respective proportionate interests in the Loan as set out in such written notice and direction, absent which all such payments may be made to the Lender.

12.7

Appropriation of Payments.  Any and all payments made in respect of the Outstanding Balance from time to time and monies realized from any security held therefore (including without limitation the Security) may be applied to such part or parts of the Outstanding Balance as the Lender may see fit and the Lender may at all times and from time to time change any appropriation as the Lender may see fit.

12.8

Lender as Agent.  For greater certainty, the Lender is acting as agent for itself and the Participant, who are both lenders pursuant to this Agreement.  The actions of the Lender, in such capacity as agent, are governed by the terms of a Loan Administration Agreement dated as of the date hereof, between the Lender and the Participant, which may be amended from time to time.

12.9

Enurement.  This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

12.10

Waivers.  No failure or delay on the Lender’s part in exercising any power or right hereunder will operate as a waiver thereof.

12.11

Remedies are Cumulative.  The Lender’s rights and remedies hereunder are cumulative and not exclusive of any rights or remedies at law or in equity.

12.12

Time.  Time is of the essence of this Agreement and all documents or instruments delivered hereunder.

12.13

Criminal Code Compliance.  In this paragraph the terms “interest”, “criminal rate” and “credit advanced” have the meanings ascribed to them in Section 347 of the Criminal Code (Canada) as amended from time to time.  The Credit Parties and the Lender agree that, notwithstanding any agreement to the contrary, no interest on the Loan or the credit advanced by the Lender under this Agreement will be payable in excess of that permitted under the laws of Canada.  If the effective rate of interest, calculated in accordance with generally accepted actuarial practices and principles, would exceed the criminal rate on the credit advanced, then:

(a)

the elements of return which fall within the term “interest” will be reduced to the extent necessary to eliminate such excess;

(b)

any remaining excess that has been paid will be credited towards prepayment of the Loan; and

(c)

any overpayment that may remain after such crediting will be returned forthwith to the Borrower upon demand, and, in the event of dispute, a Fellow of the Canadian Institute of Actuaries appointed by the Lender will perform the relevant calculations and determine the reductions, modifications and credits necessary to effect the foregoing and the same will be conclusive and binding on the parties.  This Agreement and all related agreements and documents will automatically be modified to reflect such modifications without the necessity of any further act or deed of the Borrower and the Lender to give effect to them.

12.14

Invalidity.  If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby to the fullest extent possible by law.

12.15

Judgment Currency.  If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, Lender could purchase in the Toronto foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given.  Each Credit Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date Lender receives payment of any sum so adjudged to be due hereunder in the Second Currency, Lender may, in accordance with normal banking procedures, purchase, in Toronto foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Credit Party, jointly and severally agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify Lender against such loss.  The term “rate of exchange” in this Section means the spot rate at which Lender, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

12.16

Governing Laws.  This Agreement will be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.  Each of the Credit Parties submits to the non-exclusive jurisdiction of the Courts of the Province of Ontario and agrees to be bound by any suit, action or proceeding commenced in such Courts and by any order or judgment resulting from such suit, action or proceeding, but the foregoing will in no way limit the right of the Lender to commence suits, actions or proceedings based on this Agreement in any jurisdiction it may deem appropriate.

12.17

Amendment.  This Agreement supersedes the Term Sheet and all prior agreements and discussions between the parties with respect to the subject matter set forth herein.  This Agreement may be varied or amended only by or pursuant to an agreement in writing signed by the parties hereto.

12.18

Disclosure.  The Lender acknowledges and agrees that the Credit Parties shall be entitled to (i) publicly file a copy of this Agreement in such manner(s) as may be required by applicable securities laws; and (ii) disclose information obtained under this Agreement if required to do so for compliance with applicable laws, rules, regulations or orders of any governmental authority or stock exchange having jurisdiction over it.

12.19

Schedules.  All Schedules attached hereto will be deemed fully a part of this Agreement.

12.20

Words.  Words (including defined terms) using or importing the singular number include the plural and vice versa and words importing one gender only shall include all genders and words importing persons in this Agreement shall include individuals, partnerships, corporations and any other entities, legal or otherwise.

12.21

Counterparts.  This Agreement may be signed in one or more counterparts, originally or by facsimile, or by way of email or .pdf, each such counterpart taken together will form one and the same agreement.

[Signature Page Follows]

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement on the date first above written.

SPROTT RESOURCE LENDING PARTNERSHIP, by its Managing Partner SPROTT LENDING CONSULTING LP, by its General Partner, SPROTT LENDING CONSULTING GP, INC.:
Per:	/s/ Jim Grosdanis
Name:	Jim Grosdanis
Title:	CFO
Per:	/s/ Andrew Steuter
Name:	Andrew Steuter
Title:	VP, Origination

FOCUS VENTURES LTD., by its authorized signatory:
Per:	/s/ Simon Ridgway
Name:	Simon Ridgway
Title:	CEO

FOCUS (CAYMAN) INC., by its authorized signatory:
Per:	/s/ Simon Ridgway
Name:	Simon Ridgway
Title:	Director

AGRIFOS INTERNATIONAL (CAYMAN) INC. by its authorized signatory:
Per:	/s/ Simon Ridgway
Name:	Simon Ridgway
Title:	Director

SCHEDULE “A”

MINE AND MINERAL RIGHTS

Bayovar 12 Properties

SCHEDULE “B”

PERMITTED LIENS

Nil

EXHIBIT 4.1

CANADIAN ACCREDITED INVESTOR CERTIFICATE

Terms not otherwise defined herein have the meanings attributed to them in the credit agreement between Focus Ventures Ltd. (“Issuer”) and Sprott Resource Lending Partnership (the “Credit Agreement”) and in National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45 106”). All monetary references are in Canadian dollars.

In connection with the proposed loan between the Issuer and the undersigned, pursuant to which the undersigned will receive securities in the capital of the Issuer, the undersigned represents, warrants and covenants (on its own behalf or, if applicable, on behalf of those for whom the undersigned is contracting) and certifies to the Issuer and acknowledges that the Issuer are relying thereon that:

Prospectus Exemption

A. ☐	the clause checked below applies: (i) the undersigned is receiving the Securities as principal; or
☐

(ii)

the undersigned is deemed to be receiving as principal under applicable Securities Laws, in accordance with the following statutory provision:

[State particulars, including statutory provision and basis on which undersigned is deemed to be purchasing as principal]

B.	one of the following clauses applies (Please check the applicable exemptions upon which the undersigned is relying):
☐	the undersigned is an “Accredited Investor” as such term is defined in NI 45-106, and as at the Closing Time, the undersigned falls within the following categories:
☐	(a)	a Canadian financial institution, or a Schedule III bank,
☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
☐	(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐	(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
☐	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
☐	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,
☐	(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000[1]

☐	(k)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse[2] exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

☐	(l)	an individual who, either alone or with a spouse[2], has net assets of at least $5,000,000,
☐	(m)

a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements, and such person has not been created or used solely to purchase or hold securities as an accredited investor,

☐	(n)	an investment fund that distributes or has distributed its securities only to
(i) a person that is or was an Accredited Investor at the time of the distribution,

(ii)

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of NI 45-106 [Minimum amount investment], or 2.19 of NI 45-106 [Additional investment in investment funds], or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106 [Investment fund reinvestment],
☐	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

☐	(q)	a person acting on behalf of a fully managed account[3] managed by that person, if that person
(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and
(ii) in Ontario, is purchasing a security that is not a security of an investment fund,
☐	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded[4],

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,
☐	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are Accredited Investors,

☐	(u)	an investment fund that is advised by a person registered as, an adviser or, a person that is exempt from registration as an adviser, or
☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an Accredited Investor.

1 For purposes of this certificate, (i) “financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of securities legislation, and (ii) “related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

2 For purposes of this certificate, the term “spouse” means an individual who (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada) from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

3 A “fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

4 For the purposes of this certificate, an “eligibility adviser” means (a) a person that is registered as an investment dealer and authorized to give advice with respect to the Purchased Securities; and (b) in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or management accountants in a jurisdiction of Canada, provided that the lawyer or public accountant (a) does not have a professional, business or personal relationship with the Issuer, or any of its directors, executive officers, founders or control persons, and (b) has not acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person or company that has acted for or been retained by the Issuer or any of its directors, executive officers, founders or control persons within the previous 12 months.

The representations, warranties, statements and certifications made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing Date and the undersigned acknowledges that this Certificate is incorporated into and forms part of the Credit Agreement.  If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing Date, the undersigned shall give the Issuer immediate written notice thereof.

DATED

, 2015.

By:

Signature

Print name of Signatory

(if different from investor)

Title

EXHIBIT 4.2

U.S. ACCREDITED INVESTOR CERTIFICATE

In connection with the proposed loan between Focus Ventures Ltd. (the “Issuer”) and the undersigned, pursuant to which the undersigned may, at the option of the issuer, receive securities in the capital of the Issuer, the undersigned represents and warrants that the undersigned has read the following definition of a “U.S. Institutional Accredited Investor” within the meaning of Rule 501(a)(1),(2),(3) or (7) of Regulation D under the U.S. Securities Act, and certifies that the undersigned is a U.S. Institutional Accredited Investor as indicated below (check one):

“U.S. Institutional Accredited Investor” shall mean any of (check one):

☐

A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity;

☐	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended;
☐	An insurance company (as defined in Section 2(a)(13) of the U.S. Securities Act);
☐	An investment company registered under the United States Investment Company Act of 1940, as amended (the “1940 Act”);
☐	A business development company (as defined in Section 2(a)(48) of the 1940 Act);
☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended;
☐

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of U.S.$5,000,000;

☐

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (1) whose investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or (2) having total assets in excess of U.S.$5,000,000, or (3) if a self-directed plan, with investment decisions made solely by persons that are U.S. Institutional Accredited Investors;

☐	A private business development company (as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940);
☐

An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986 as amended, company, or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, having total assets in excess of U.S.$5,000,000; and

☐

A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section Rule 506 (b)(2)(ii) of the U.S. Securities Act.

TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE LOAN AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED.

The undersigned further represents, warrants and certifies as follows:

1.

It understands that the Drawdown Shares and Anniversary Shares (collectively, the “Securities”) have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws and that the contemplated sale of such Securities to the undersigned is being, and will be, made in reliance on a private placement exemption to U.S. Institutional Accredited Investors.

2.

It has had access to such additional information, if any, concerning the Issuer as it has considered necessary in connection with its investment decision to acquire the Securities.

3.

It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risks of such investment.

4.

It is acquiring the Securities for its own account, and not with a view to any resale, distribution or other disposition of the Securities in violation of U.S. securities laws or applicable state securities laws.

5.

It acknowledges that it is not acquiring the Securities as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or on the Internet or similar media or broadcast over radio, television, or on the Internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

6.

It understands that the Drawdown Shares and Anniversary Shares upon issuance will be “restricted securities” as defined in Rule 144 under the U.S. Securities Act.

7.

It agrees that if it decides to offer, sell, pledge or otherwise transfer any of the Securities, it will not offer, pledge, sell or otherwise transfer any of such Securities directly or indirectly, unless:

(A)

the transfer is to the Issuer;

(B)

the transfer is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable Canadian laws and regulations;

(C)

the transfer is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 or 144A thereunder, if available, and in compliance with any applicable state securities laws; or

(D)

the Securities are transferred in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the seller has prior to such transfer furnished to the Issuer an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Issuer, stating that such transfer is exempt from the registration requirements of the U.S. Securities Act and any applicable state securities laws;

9.

It understands and acknowledges that any certificates representing any Securities and all certificates issued in exchange for or in substitution of such certificates will bear the following legend upon the original issuance of any such Securities and until the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “U.S. SECURITIES ACT”) OR APPLICABLE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED DIRECTLY OR INDIRECTLY, EXCEPT: (A) TO FOCUS VENTURES LTD. (THE “COMPANY”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN BOTH CASES, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY  MUST FIRST BE PROVIDED TO COMPUTERSHARE INVESTOR SERVICES INC .”

“THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

10.

It consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

The foregoing representations, warranties and certifications are true and accurate as of the date of this certificate.

Dated:

Print name of Investor

By:

Signature

Print name of Authorized signor (if different from Investor)

Title